Exhibit 1.1

INVESTMENT PROFILE / AUTUMN 2002

American Spectrum Realty, Inc.

Amex: AQQ

[photo] DaimlerChrysler Building

[caption]

American Spectrum Realty’s Corporate Headquarters

DaimlerChrysler Building

7700 Irvine Center Drive, Irvine, CA

American Stock Exchange Symbol	AQQ
Shares Outstanding	5.5 Million
Shares & OP Units Outstanding	6.3 Million
Total Property Value	$268 Million
Mortgage Debt/Total Property Value	66.4%
Occupancy as of September 30	86%
Estimated Total Stockholders	8,900

•                  American Spectrum Realty, a real estate investment and management company, owns 32 office, office/warehouse, apartment and shopping center properties totaling 3.6 million square feet in California, Texas, Arizona, South Carolina and the Midwest.

•                  Trading on the American Stock Exchange as a C Corporation since November of 2001, American Spectrum anticipates becoming a REIT in January of 2003 focused on office and office/warehouse investment.

•                  American Spectrum has paid a dividend of 20 cents per share for each of the first and second quarters of 2002.

•                  The Company acquired three office buildings aggregating 189,467 square feet in Houston, Texas in 2002, evidencing its goal of increasing targeted office and office/warehouse investments in southwestern and western markets as the Company pursues divestment of apartment and shopping center assets over time.

•                  The Company sold two shopping centers and one apartment complex in 2002.  Three remaining shopping centers and one apartment complex are being actively marketed for sale.

2002 PROPERTY ACQUISITIONS

[photos:

888 W. Sam Houston Parkway, Houston, TX

16350 Park Ten Place, Houston, TX

16360 Park Ten Place, Houston, TX]

[pie chart 1]  PROPERTY VALUE BY TYPE - $268 Million Portfolio

Type	# of Properties	Value
Office Buildings	15	$158.86 MIL
Office/Warehouse	11	$52.68 MIL
Apartments	3	$39.42 MIL
Shopping Centers	3	$12.98 MIL
Land	1	$3.9 MIL

[table 1]

Property Name	Location	Occupancy	Sq. Ft./Units
		(as of September 30, 2002)
Office:
Parkade Center	Columbia, MO	75%	221,772 sq. ft.
DaimlerChrysler Building	Irvine, CA	87%	208,335 sq. ft.
San Felipe	Houston, TX	98%	102,141 sq. ft.
NorthCreek Office Park	Cincinnati, OH	90%	92,282 sq. ft.
Countryside Office Park	Chicago, IL	81%	91,975 sq. ft.
Mira Mesa	San Diego, CA	93%	89,560 sq. ft.
Sorrento II	San Diego, CA	100%	88,073 sq. ft.
Northwest Corporate Center	St. Louis, MO	74%	87,334 sq. ft.
Leawood Fountain Plaza	Kansas City, KS	72%	86,355 sq. ft.
16350 Park Ten Place	Houston, TX	93%	74,583 sq. ft.
Pacific Spectrum	Phoenix, AZ	48%	71,058 sq. ft.
16360 Park Ten Place	Houston, TX	92%	68,063 sq. ft.
Bristol Bay Building	Newport Beach, CA	87%	50,643 sq. ft.
Creekside	San Ramon, CA	100%	47,810 sq. ft.
888 Sam Houston Parkway	Houston, TX	74%	46,821 sq. ft.
Total Office		84%	1,426,805 sq. ft.

Office/Warehouse:
Jackson Industrial A	Indianapolis, IN	100%	320,000 sq. ft.
Oak Grove Commons	Chicago, IL	96%	137,678 sq. ft.
Technology	Austin, TX	100%	109,012 sq. ft.
Morenci Professional Park	Indianapolis, IN	84%	105,600 sq. ft.
Southwest Pointe	Houston, TX	96%	101,146 sq. ft.
Northeast Commerce Center	Cincinnati, OH	72%	100,000 sq. ft.
Westlakes	San Antonio, TX	48%	95,370 sq. ft.
Park Plaza I and II	Indianapolis, IN	88%	95,080 sq. ft.
Valencia	Tucson, AZ	90%	82,843 sq. ft.
Business Center	St. Louis, MO	94%	64,387 sq. ft.
Sorrento I	San Diego, CA	100%	43,100 sq. ft.
Total Office/Warehouse		90%	1,254,216 sq. ft.

Apartments:
The Lakes	St. Louis, MO	89%	311,912 sq. ft./408 units
Emerald Pointe	Houston, TX	87%	297,400 sq. ft./366 units
Villa Redondo	Long Beach, CA	90%	96,802 sq. ft./125 units
Total Apartments		88%	706,114 sq.ft./899 units

Shopping Centers:
Richardson Plaza	Columbia, SC	85%	108,138 sq. ft.
Marketplace	Columbia, SC	40%	105,289 sq. ft.
Columbia Northeast	Columbia, SC	86%	56,487 sq. ft.
Total Shopping Centers		68%	269,914 sq. ft.

Development Land:
Phoenix Van Buren	Phoenix, AZ	N/A	737,471 sq. ft.

TOTAL		86%	3,657,049 sq. ft.

[pie chart 2]  PROPERTY VALUE BY LOCATION - $269 Million Portfolio

Region/State	# of Properties	Value
Midwest	12	$76.21 MIL
Texas	8	$47.57 MIL
California	7	$115.06 MIL
South Carolina	3	$12.98 MIL
Arizona	3	$16.02 MIL

CORPORATE DATA

Executive Officers

William J. Carden

Chairman of the Board, Chief Executive Officer and President, Acting Chief Financial Officer

Harry A. Mizrahi

Chief Operating Officer, Senior Vice President, Secretary and Director

Patricia A. Nooney

Senior Vice President, Asset Management and Treasurer

Paul E. Perkins

Senior Vice President, Investments

Board of Directors

William J. Carden

Chairman of the Board

Timothy R. Brown

Partner, Thompson & Knight LLP

William W. Geary, Jr.

President, Carlsberg Management Company

Lawrence E. Fiedler

President, JRM Development Enterprises, Inc.

Adjunct Professor, New York University

Harry A. Mizrahi

Chief Operating Officer

Transfer Agent

Mellon Investor Services LLC

(866) 203-6617

Auditors

BDO Seidman, LLP

Investor Relations

Glenda White

(314) 206-6604

Website

www.americanspectrum.com

This document contains forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in these forward-looking statements.  Risks and other factors that might cause such a difference include, but are not limited to, the effect of economic and market conditions; financing risks, such as the inability to obtain debt or equity financing on favorable terms; risks relating to acquisition and development activities; uncertainties affecting real estate businesses in general; and market competition. Except as otherwise indicated, all data contained in this Investment Profile is as of October 16, 2002.